                                                                   Exhibit 3-115
--------------------------------------------------------------------------------

CERTIFICATE OF INCORPORATION                           For office use only
STOCK CORPORATION              STATE OF CONNECTICUT
o REV. 10-69                  SECRETARY OF THE STATE   ACCOUNT NO.

                                                       INITIALS


The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.   The name of the corporation is DERBY NURSING CENTER CORPORATION

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

     The transaction of any or all lawful business, not required to be specifically stated in the Certificate of Incorporation for which corporation may be incorporated under the Connecticut Stock Corporation Act, including specifically, but without limitation, the owning and operating of health care facilities.

                                  (Continued)

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

     The aggregate number of shares which the corporation is authorized to issue is five thousand (5,000). The par value of each share is twenty cents ($.20). All such shares are of one class and are shares of Common Stock.

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

     The board of directors of this corporation shall have this authority, from time to time, to issue, dispose of, or receive subscriptions for the corporation's shares, including treasury shares, to acquire the corporation's own shares and to release, settle, or compromise the obligation of any subscriber for its corporation's shares.

5. The minimum amount of stated capital with which the corporation shall commence business is

     One thousand                dollars. (Not less than one thousand dollars).
     --------------------------------------------------------------------------

     The period of duration of the corporation is perpetual.

7.   Provisions granting preemptive rights are none.

Dated at Buffalo, New York  this   22nd   day of  September  1989
-------------------------------------------------------------------------------

I/We hereby, under the penalties of false statement, that the statements made in the foregoing certificate are true.

 The certificate of incorporation must be signed by one or more incorporators.



NAME OF INCORPORATOR (Print or
Type)                                 NAME OF INCORPORATOR (Print or Type)      NAME OF INCORPORATOR (Print or Type)
1. Mark E. Hamister                   2. George E. Hart                         3.
---------------------------------------------------------------------------------------------------------------------
SIGNED (Incorporator)                 SIGNED (Incorporator)                     SIGNED (Incorporator)
1. /s/ Mark E. Hamister               2. /s/ George E. Hart                     3.
---------------------------------------------------------------------------------------------------------------------
NAME OF INCORPORATOR (Print or
Type)                                 NAME OF INCORPORATOR (Print or Type)      NAME OF INCORPORATOR  (Print or Type)
4.                                    5.                                        6.
---------------------------------------------------------------------------------------------------------------------
SIGNED (Incorporator)                 SIGNED (Incorporator)                     SIGNED (Incorporator)
4.                                    5.                                        6.
---------------------------------------------------------------------------------------------------------------------


FOR OFFICE USE ONLY
--------------------------------------------FRANCHISE FEE   FILING FEE   CERTIFICATION FEE   TOTAL FEES

                                            $                    $                $               $
                                            -----------------------------------------------------------

                                            SIGNED (For Secretary of the State)

                                            -----------------------------------------------------------

                                            CERTIFIED COPY SENT ON (Date)     INITIALS
                                            -----------------------------------------------------------

                                            TO
                                            -----------------------------------------------------------

                                            CARD          LIST                           PROOF
                                            -----------------------------------------------------------


                                                Genesis of Palisado Avenue, Inc.

                             SECRETARY OF THE STATE
                               30 TRINITY STREET
                                P.O. BOX 150470
                             HARTFORD, CT 06115-0470

DECEMBER 2, 2003

       ATTN: MARY ELLEN
       CT CORPORATION SYSTEM
       ONE COMMERCIAL PLAZA
       HARTFORD, CT 06103-3597

RE: Acceptance of Business Filing

This letter is to confirm the acceptance of a filing for the following business:

DERBY NURSING CENTER CORPORATION

Work Order Number: 2003215023-001
Business Filing Number: 0002645024
Type of Request: CERTIFICATE OF AMENDMENT
File Date/Time: DEC 02 2003 02:05 PM
Effective Date/Time: DEC 02 2003 02:05 PM
Work Order Payment Received: 150.00
Payment Received: 75.00
Account Balance: 20964.34
Customer Id: 000007625
Business Id: 0239019

*AMENDED NAME IS INDICATED ON THE LAST PAGE

If applicable for this type of request, a summary of the business information we have on record is enclosed.

If you would like copies of this filing you must complete a Request for Corporate Copies and submit it with the appropriate fee.

CATHERINE MROTEK
Commercial Recording Division
60-509-6003

                             BUSINESS FILING REPORT

WORK ORDER NUMBER: 2003215023-001
BUSINESS FILING NUMBER: 0002645024

BUSINESS NAME:

GENESIS OF PALISADO AVENUE, INC.

BUSINESS LOCATION:

10 CHATFIELD ST.
DERBY, CT 06418

MAILING ADDRESS:

101 EAST STATE ST.
KENNETT SQUARE, PA 19348



                               ** END OF REPORT **